Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166315, 333-180368 and 333-183294) of VEON Ltd of our report dated July 24, 2023 relating to the financial statements, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
October 17, 2024

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